UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2024

PIERIS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-37471	30-0784346
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Franklin Street, 26th Floor	02110
Boston, MA
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 857-246-8998
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PIRS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of a Material Definitive Agreement

On June 28, 2024, Les Laboratoires Servier and Institut de Recherches Internationales Servier (collectively, "Servier"), provided Pieris Pharmaceuticals, Inc. (the "Company") with a written notice of termination of the License and Collaboration Agreement between Servier, the Company, and Pieris Pharmaceuticals GmbH, dated January 4, 2017, and subsequently amended (the "Collaboration Agreement"). Pursuant to Section 7.1 of the Non-Exclusive Anticalin® Platform Technology License Agreement, between Servier, the Company, and Pieris Pharmaceuticals GmbH, dated January 4, 2017 (the "Non-Exclusive License Agreement"), the Non-Exclusive License Agreement terminates upon termination of the Collaboration Agreement. The Collaboration Agreement and Non-Exclusive License Agreement (collectively, the "Agreements") will terminate effective December 27, 2024, or 180 days from the date on which Servier notified the Company of its intent to terminate the Agreements.

Pursuant to the Agreements, Servier and the Company agreed to collaborate on the research, development, and commercialization of Anticalin-based therapeutics as part of the Company's immuno-oncology franchise, including S095012 (formerly, PRS-344), a 4-1BB/PD-L1 bispecific Mabcalin® protein that was being developed worldwide by Servier. With this notice, Servier will discontinue and cease dosing in the Phase 1 clinical study of S095012. Servier's decision to terminate the Agreements was based on a potential safety concern in the S095012 Phase 1 clinical studies. The Company intends to review the safety data from the S095012 Phase 1 clinical study to understand the implications of the data. The Company does not intend to pursue any further development of S095012.

The foregoing is only a summary of the material terms of the Agreements, does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreements, which were filed as Exhibits 10.15 and 10.16 to the Company’s Annual Report, as amended, on Form 10-K/A (File No. 001-37471) with the Securities and Exchange Commission (the “SEC”) on April 26, 2018; the First Amendment, dated as of June 16, 2017, to the Collaboration Agreement, which was filed as Exhibit 10.4 to the Company’s Quarterly Report, as amended, on Form 10-Q/A (File No. 001-37471) with the SEC on April 26, 2018; and the Letter Amendment, dated as of January 3, 2020, to the Collaboration Agreement, which was filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K (File No. 001-37471) with the SEC on March 13, 2020.

Item 8.01 Other Events.

As announced on March 27, 2024, the Company implemented a strategy to maximize its ability to capture the potential milestones from its partnered 4-1BB bispecific Mabcalin (antibody-Anticalin fusion) protein immuno-oncology assets, while also maintaining the capability to consider strategic opportunities that it believes may increase stockholder value. The Company continues to remain eligible to receive potential milestone and royalty payments across its remaining partnered 4-1BB bispecific Mabcalin protein franchise resulting from its partnerships with Boston Pharmaceuticals and Pfizer, Inc. (formerly Seagen). This includes potential aggregate milestones of up to $15 million upon first patient dosed in the Phase 2 trials for SGN-BB228 and BOS-342, which are currently in Phase 1 clinical development, potential aggregate milestones of up to $40 million upon first patient dosed in pivotal clinical trials for SGN-BB228 and BOS-342, and total development milestone potential from the two clinical stage assets in single, primary indications could be up to $200 million. Total commercial milestone potential on the same assets, if they are approved, could amount to more than $415 million. A potential additional aggregate amount of up to $130 million in both developmental and commercial milestones exists if these programs are developed in additional indications.

Forward Looking Statements

This Current Report on Form 8-K, or Form 8-K, contains forward looking statements. Statements in this Form 8-K that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things statements relating to potentially considering strategic opportunities; anticipated timing, achievement, and receipt of milestone and/or royalty payments provided for in the Company's collaboration agreements; discontinuing development of S095012; the potential size of potential milestones and royalties; and the possible monetization of milestones and royalties. Actual results could differ from those projected in any forward-looking statement due to numerous factors. Such factors include, among others, expectations for achievement of contractual milestones; availability of funding sufficient for the Company's foreseeable and unforeseeable operating expenses; the Company's cash runway may be reduced by unanticipated liabilities or decisions to opportunistically pursue strategic opportunities; the Company's ability to be successful in exploring and consummating one or more licensing or other transactions on attractive terms if at all for the Company's products in prior development; the Company's ability to maintain a lean and capable management team and board of directors over time; the Company's actual reductions in spending as compared to anticipated cost reductions; including in collaboration with other parties, the inherent uncertainties associated with developing new products or technologies, such as Anticalin based compounds, the Company's partners’ ability to develop, complete clinical trials for, obtain approvals for and commercialize any of the Company's partnered product candidates; the Company's partners' ability to achieve expected market share if the drugs are approved and commercialized; uncertainty of overall market size of any of the Company’s partnered product candidates; competition in the industry in which the Company operates; the possibility that the Company’s partners may decide not to prioritize or further pursue the programs that the Company hopes to receive milestone and royalty payments under; the fact that data and results from clinical studies may not necessarily be indicative of future results; the Company may face challenges in continuing to comply with the listing standards of The Nasdaq Stock Market LLC, such as those relating to operating company status; delays or disruptions due to geopolitical issues, including the conflicts in Ukraine and the Middle East; and overall market conditions. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosures set forth in the reports and other documents the Company files with the Securities and Exchange Commission, or the SEC, available at www.sec.gov, including, without limitation, the Company’s most recent Annual Report on Form 10-K, as amended, the Company’s Quarterly Reports on Form 10-Q, and subsequent filings with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIERIS PHARMACEUTICALS, INC.

Dated: July 3, 2024	/s/ Tom Bures
Tom Bures
Chief Financial Officer